EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm
Ashford Hospitality Prime, Inc.
Dallas, Texas
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-209389 and 333-200420) and Form S-8 (Nos. 333-218888, 333-204705 and 333-194968), and of Ashford Hospitality Prime, Inc. and subsidiaries of our report dated March 14, 2018, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ BDO USA, LLP
Dallas, Texas
March 14, 2018